Exhibit 3.149

ARTICLES OF INCORPORATION

OF

HEALTHSOUTH Surgical Center of Tuscaloosa, Inc.

Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned hereby adopts the following Articles of Incorporation:

ARTICLE I

The name of the Corporation is HEALTHSOUTH Surgical Center of Tuscaloosa,

ARTICLE II

The Corporation shall have perpetual duration.

ARTICLE III

The nature of the business or purposes to be conducted or promoted are:

(a) To own, lease, manage and operate outpatient surgical centers.

(b) To own, operate, maintain, manage, equip, improve, repair, alter and otherwise deal with, use and enjoy, to invent, design, develop, assemble, build, construct, fabricate, manufacture, buy, import, lease or otherwise acquire, to mortgage, deed in trust, pledge or otherwise encumber, and sell, export, lease or otherwise dispose of goods, wares and merchandise of every kind, nature and description.

( c) To purchase, lease or otherwise acquire, to own, hold, plant, improve, cultivate, develop, subdivide, construct, maintain, equip and operate, to sell, exchange, lease or otherwise dispose of in mortgage, deed in trust, pledge or otherwise encumber, and generally to deal in and with any and all lands, improved and unimproved, dwelling-houses, apartment houses, hotels, boarding houses, business blocks, office buildings, manufacturing works and plants, and other buildings of any kind, and the products and avails thereof’, and any and all other property of any and every kind and description, real, personal and mixed, wheresoever situated, including water and water rights.

(d) To acquire by grant, purchase, lease, assignment or otherwise, any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions from any person, partnership, corporation, association, combination, organization, entity, government, governmental subdivision, department or agency, or other body whatsoever, domestic or foreign; to hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon, which may lawfully be undertaken by the corporation; and to cause to be formed, to promote and to aid in any way in the formation of’ any partnership, corporation, association, combination, organization, entity or other body whatsoever, domestic or foreign, for any such purpose.

(e) To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, own, use, exercise, develop, operate and introduce for its objects and purposes and to sell, assign, lease, and grant licenses or sub-licenses in respect of, pledge or otherwise dispose of or encumber or turn to account, trade and deal in, any letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, formulas, copyrights, trademarks and trade names relating to or useful in connection with any business of the corporation.

(f) To lend its uninvested funds from time to time to such extent as it may deem advisable on call and on time loans, upon such security, if any, as the Board of Directors may determine.

(g) To purchase or otherwise acquire, own, hold, pledge, hypothecate, mortgage or otherwise encumber, exchange, sell, contract to sell, assign, transfer or otherwise dispose of, underwrite and deal in, alone or in syndicates or otherwise in conjunction with others, all forms of securities including, but not by way of’ limitation, stocks, bonds, debentures and other evidences of interest or indebtedness, irrespective of their form or the name by which they may be described, and any evidences of any interest in respect of any such securities, issued or created, or to be issued or created by any other person, partnership, corporation, association, combination, organization, entity, government, governmental subdivision or other body, whether domestic or foreign and whether now or hereafter organized or existing; to issue in exchange therefor its own stocks, bonds or other obligations or securities; and, while the holder of any such securities, to exercise all the rights, powers and privileges of ownership in respect thereof to the same extent as a natural person might or could do; and, to the extent now or hereafter permitted by law, to aid by loan, subsidy, guaranty or otherwise, those issuing, creating or responsible for any such securities or evidences of any interest in respect thereof.

(h) To endorse or guarantee the payment of principal, interest or dividends upon, and the performance of sinking fund or other obligations in respect of, any stocks, bonds, obligations or other securities or evidences of indebtedness issued or created by, and the performance of any contracts or other undertakings of, any person, partnership, corporation, association, combination, organization, entity, government, governmental subdivision or other body whatsoever, domestic or foreign, so far as the same may be permitted by law.

(i) To borrow money and to issue bonds, debentures and other obligations, secured or unsecured, of the corporation, from time to time, for moneys borrowed or in payment for property purchased or for any of the other objects or purposes of the corporation; to secure the same by mortgage or mortgages upon, or by deed or deeds of trust of, or by pledge of or other lien or encumbrance upon, any or all of the property, real or personal, of the corporation wheresoever situated, acquired or to be acquired; to sell or otherwise dispose of any or all of such bonds, debentures or other obligations in such manner and upon such terms as may be deemed judicious by the Board of Directors; to confer upon the holders of any bonds, debentures or other obligations of the corporation, secured or unsecured, the right to convert the principal thereof into stock of the corporation, upon such terms and conditions as may be deemed advisable by the Board of Directors; to create, issue, sell or otherwise dispose of for money, property or other considerations deemed useful for the purpose of the corporation, certificates entitling the holders to an interest in all or any part of the securities from time to time held by the corporation; and to permit the holders of any bonds, debentures or other obligations of the corporation, secured by specific securities, to share in the income of such securities in lieu of, or in addition to, a fixed return on their investment.

(j) To purchase, lease or otherwise acquire the whole or any part of the business, goodwill, rights, and properties, and to acquire and undertake the whole or any part of the assets and liabilities of any person, partnership, corporation, association, combination, organization, entity or other body whatsoever, domestic or foreign, which may be desirable, useful or convenient in the business of the corporation; to pay for the same in whole or in part in cash, stocks, bonds, debentures or other securities or obligations of the corporation, or otherwise; to hold, own, possess and improve, or in any manner dispose of or encumber the whole or any part of the business, goodwill, rights, properties and assets so acquired; and to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary, desirable or convenient in or about the conduct and management of such business.

(k) To purchase, hold, sell, transfer, reissue or cancel the shares of the capital stock or other securities or obligations of the corporation or any rights therein, in the manner and to the extent now or hereafter permitted by the laws of the State of Alabama.

(1) To enter into any legal arrangements for sharing of profits, union of interest, reciprocal concessions or cooperation with any person, partnership, corporation, association, combination, organization, entity or other body whatsoever, domestic or foreign, carrying on or proposing to carry on any business which the corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the objects of the corporation.

(m) To undertake, contract for or carry on any business incidental to or in aid of or convenient or advantageous in pursuance of any of the objects or purposes of the corporation.

(n) In general, to carry on any business not contrary to the laws of the State of Alabama and to have and exercise all of the powers now or hereafter conferred by the laws of the State of Alabama upon corporations formed thereunder; and to do any and all of the acts and things hereinbefore set forth, and such other things as are incidental or conducive to the attainment of the objects and purposes of the corporation, or any of them, to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, partnership, corporation, association, combination, organization, entity, or other body whatsoever, domestic or foreign; and in carrying on its business and for the purpose of attaining or furthering any of its objects, to enter into, make, perform, carry out, assign or otherwise dispose of, or cancel and rescind, contracts and arrangements with any person, partnership, corporation, association, combination, organization, entity, government, governmental subdivision, department or agency, or other body whatsoever, domestic or foreign, public or private; and to do such acts and things and to exercise any and all rights, powers and privileges which it may now or hereafter be lawful for the Corporation to exercise under the laws of the State of Alabama.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares, consisting of 1000 shares of Common Stock, par value $.01 per share.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares, of which 1000 shares shall be Common Stock, par value $.01 per share.

The authorized shares of the Corporation may be issued and sold by the Corporation for such consideration, not less than the par value thereof, as from time to time may be determined by the Board of Directors. No holder of shares of any class, notwithstanding any proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its shares of any class or any shares or other securities convertible into, or carrying rights or options to purchase, its shares of any class, shall in any event be entitled as of right to purchase or subscribe for such shares or other securities of the Corporation or have any preemptive rights whatsoever to purchase shares or other securities of the Corporation, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

ARTICLE V

The address of its initial registered office in the State of Alabama is 1200 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, Alabama 35203 and the name of its initial registered agent at such address is Haskell Slaughter Young & Johnston.

ARTICLE VI

The Board of Directors shall have the power to make, alter or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors. Election of Directors need not be by written ballot. The names and mailing addresses of the initial Board of Directors, to serve until their successors are elected and qualified pursuant to the Alabama Business Corporation Act and the Bylaws adopted by this Corporation, are as follows:

Richard M. Scrushy	Two Perimeter Park South Suite 224W
Birmingham, Alabama 35243

Aaron Beam, Jr.	Two Perimeter Park South Suite 224W
Birmingham, Alabama 35243

Anthony J. Tanner	Two Perimeter Park South Suite 224W
Birmingham, Alabama 35243

ARTICLE VII

The name and mailing address of the sole Incorporator is as follows:

C. Drew Demaray

Two Perimeter Park South Suite 224W

Birmingham, Alabama 35243

ARTICLE VIII

No shareholder, by virtue of being a shareholder, shall enjoy any preemptive rights with regard to purchase of stock.

IN WITNESS WHEREOF, the undersigned, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Alabama Business Corporation Act, does make these Articles and does hereby declare and certify that the facts stated herein are true, and accordingly does hereunto sign these Articles of Incorporation this January 5, 1995.

/s/ C. Drew Demaray
C. Drew Demaray